News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Neha Clark
Senior Vice President Enterprise Finance
Phone:	847-735-4001

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Affairs
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Third Quarter Results

Performance Consistent with Expectations Despite Challenging Marine Market
Third Quarter GAAP Diluted EPS of $0.71 and As Adjusted Diluted EPS of $1.17
Updating 2024 Full-Year Guidance: As Adjusted Diluted EPS of approximately $4.50
METTAWA, Ill., October 24, 2024 -- Brunswick Corporation (NYSE: BC) today reported results for the third quarter of 2024:
Third Quarter 2024 Financial Results:

	Q3 2024
in millions (except per share data)	GAAP	Change vs Q3'23		As Adjusted	Change vs Q3'23
Net Sales	$1,273.3	(20.1) %		$1,273.3	(20.1) %
Operating Earnings	$98.4	(49.8) %		$125.9	(45.3) %
Operating Margin	7.7%	(460)	bps	9.9%	(450)	bps
Diluted EPS from Continuing Operations	$0.71	(56.4) %		$1.17	(51.7) %

bps = basis points

"Our businesses delivered solid results as our continued market share gains, wealth of new products, and expanded contribution from recurring revenue businesses resulted in third quarter financial performance in-line with expectations despite the challenging marine market," said Brunswick Chief Executive Officer, David Foulkes. "We continue to tightly manage field inventory across all our channels, and have adjusted production accordingly, yet are still gaining or maintaining share in key categories, including U.S. outboard engines, where Mercury delivered 420 basis points of share gains in the third quarter versus prior year.

As we enter the final months of the year, we estimate full year new boat retail unit sales to finish in-line with our expectations of down approximately 10 percent versus prior year. With the core retail selling season behind us and retail discounting levels remaining elevated, dealer re-ordering in some segments is slower than anticipated, leading most boat OEMs to maintain lower production rates, impacting Propulsion and Navico Group OEM orders. However, our aftermarket-based engine parts, accessories, and distribution businesses and Freedom Boat Club continue to perform well as boating participation remains strong. Prudent capital management remains a priority and we recently executed an amendment increasing our revolving credit facility to $1.0 billion and extending the maturity to October 2029. We also increased the size of our commercial paper program permitting the issuance of commercial paper notes up to $1.0 billion to provide further capital flexibility.

As anticipated, our propulsion business delivered lower sales and operating earnings versus the third quarter of 2023, but we continue to outpace the market at retail and have gained 130 basis points of U.S. outboard engine share year-to-date.

Our engine parts and accessories business had another strong quarter, with record operating margins for any quarter and strong year-over-year earnings growth despite slightly lower sales. The completed transition of engine parts and accessories distribution to our new, state-of-the-art facility in Brownsburg, Indiana continues to provide efficiency and delivery time benefits, enabling modest international sales growth versus the prior year quarter.

Navico Group had lower sales and operating earnings versus the third quarter of 2023 as anticipated due to continued soft marine OEM order rates and retailers delaying aftermarket orders until closer to the holiday selling season, which was partially offset by slight international sales growth. Our accelerated pace of product investments is showing benefits including at the recent Cannes Boat Festival where Navico Group products were present on approximately 70 percent of boats exhibited.

Finally, our boat business had sales and operating earnings below the third quarter of 2023, consistent with lower planned production levels and fewer manufacturing days due to the annual summer shutdowns. Freedom Boat Club continues to deliver steady membership sales growth and completed its acquisition of the South Florida franchise operations and territory, further solidifying its leadership position in the largest U.S. boating state.

Our third quarter results again demonstrated the resiliency of our portfolio, with our recurring revenue businesses and channels, including our Engine P&A business, Propulsion’s repower business, Freedom Boat Club, and Navico Group's aftermarket sales, contributing nearly 70 percent of our third quarter adjusted operating earnings. In addition, our businesses delivered strong cash flow, completing $190 million in share repurchases year-to-date and maintaining our commitment to return value to shareholders," Foulkes concluded.

2024 Third Quarter Results

For the third quarter of 2024, Brunswick reported consolidated net sales of $1,273.3 million, down from $1,593.6 million in the third quarter of 2023. Diluted EPS for the quarter was $0.71 on a GAAP basis and $1.17 on an as adjusted basis. Third quarter sales were below prior year as the impact of continued lower wholesale ordering by dealers and OEMs, combined with higher discounts in certain business segments, was only partially offset by annual price increases and benefits from well-received new products. Operating earnings were down versus prior year as a result of the impact of lower sales and lower absorption from decreased production levels, partially offset by new product momentum, annual price increases and ongoing cost control measures throughout the enterprise. In addition, versus the third quarter of 2023:
Propulsion segment reported a 32 percent decrease in sales resulting from the enterprise factors listed above, partially offset by market share gains. Operating earnings were below prior year primarily due to lower sales and the impact of lower absorption from decreased production levels, partially offset by cost control measures.
Engine Parts and Accessories segment reported a 3 percent decrease in sales versus the same period last year. The Products business sales were down 3 percent, and Distribution business sales were down 2 percent compared to prior year. Segment operating margin was a record 26 percent, up more than 300 basis points versus prior year resulting from the efficient performance of the operations in Brownsburg, Indiana and cost control across the business.
Navico Group segment reported a sales decrease of 14 percent, primarily driven by reduced sales to marine OEMs resulting from lower boat production levels to match retail ordering patterns, partially offset by higher international sales and strong new product momentum. Segment operating earnings decreased as the impact from lower sales was only partially offset by lower operating expenses.

Boat segment reported a 19 percent decrease in sales resulting from softer wholesale orders, as its channel partners continued to order cautiously, and higher incentives and discounting were only partially offset by the favorable impact of modest model-year price increases. Freedom Boat Club had another strong quarter, contributing approximately 12 percent of segment sales including the benefits from recent acquisitions. Segment operating earnings were within expectations as the impact of net sales declines and lower absorption from the reduced production was partially offset by pricing and continued cost control.
Review of Cash Flow and Balance Sheet
Cash and marketable securities totaled $301.7 million at the end of the third quarter, down $178.0 million from 2023 year-end levels.
Net cash provided by operating activities of continuing operations during the first nine months of the year was $137.5 million including net earnings net of non-cash items and the impact of working capital.
Investing and financing activities resulted in net cash used of $301.0 million during the first nine months of 2024 including $451.9 million of repayments of long-term debt, $190.0 million of share repurchases, $137.1 million of capital expenditures, $84.6 million of dividend payments, and $80.9 million of purchases of marketable securities, net of $396.9 million of proceeds from the issuance of long-term debt, $200.8 million of proceeds from the issuance of short-term debt, and $82.1 million of sales or maturities of marketable securities.
2024 Outlook

"With the majority of the retail selling season behind us, the 2024 U.S. marine retail market is trending to our most recent forecast of down approximately 10 percent, with wholesale production of boats and engines down more significantly. While consumers have begun to experience some interest rate relief, given the time in the selling season, we do not foresee this catalyzing an acceleration in OEM and channel partner order patterns through the balance of the year, and we anticipate more meaningful benefits to begin to emerge in the 2025 season. The recent hurricanes impacting Florida and the Southeastern U.S. are also expected to have a modest negative impact on demand in those areas; we wish all those impacted a speedy recovery. In these challenging conditions, our resilient, recurring revenue businesses and channels are demonstrating their earnings and cash flow power, which is helping to mitigate the impacts from the softer market conditions.

We are not anticipating any change in market conditions for the fourth quarter, and are responding by adjusting production to ensure field inventory levels remain appropriate, setting us up for what we anticipate to be a stronger 2025. We will be optimizing promotional activity in the fourth quarter to avoid pulling forward excessive wholesale sales out of 2025, however, we will to continue to launch many exciting new products in the balance of the year to support future share gains while investing in our long-term growth initiatives, and driving resilient EPS and free cash flow," said Foulkes. "The result is the following updated guidance:
1.Net sales between $5.1 to $5.2 billion;
2.Adjusted diluted EPS of approximately $4.50;
3.Free Cash Flow of approximately $250 million; and
4.Annual share repurchases of approximately $200 million."
Use of Non-GAAP Financial Information
A reconciliation of GAAP to non-GAAP financial measures used in this release, including adjusted operating earnings, adjusted operating margin, free cash flow, and adjusted diluted EPS, is provided in the reconciliation sections of the consolidated financial statements accompanying this release.
In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.
Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.
Conference Call Scheduled
Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, Chief Executive Officer, Ryan M. Gwillim, Executive Vice President and Chief Financial and Strategy

Officer, and Neha Clark, Senior Vice President Enterprise Finance. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.
See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.
Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CDT on Thursday, October 31, 2024, by calling 877-660-6853 or 201-612-7415 (Access ID: 13749362). The replay will also be available at www.brunswick.com/investors.
Forward-Looking Statements
Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including rising interest rates, and the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal and monetary policy changes; adverse capital market conditions; competitive pricing pressures; higher energy and fuel costs; managing our manufacturing footprint and operations; loss of key customers; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; absorbing fixed costs in production; public health emergencies or pandemics, such as the coronavirus (COVID-19) pandemic; risks associated with joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to integrate acquisitions and the risk for associated disruption to our business; our ability to identify, complete, and integrate targeted acquisitions; the risk that restructuring or strategic divestitures will not provide business benefits; maintaining effective distribution; dealers and customers being able to access adequate financing; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to trade policy and tariffs; an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.
Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2023 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.
About Brunswick
Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers, and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include, Mercury Marine, Mercury Racing, MerCruiser, and Flite. Brunswick’s comprehensive collection of parts, accessories, distribution, and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, RELiON, Attwood and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft and Quicksilver. Our service, digital and shared-access businesses include Freedom Boat Club, Boateka and a range of financing, insurance, and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has more than 17,000 employees operating in 25 countries as of December 31, 2023. In 2023, Brunswick was named by Forbes as a World’s Best Employer and as one of America’s Most Responsible Companies by Newsweek, both for the fourth consecutive year. For more information, visit www.Brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Sep 28, 2024	Sep 30, 2023	% Change	Sep 28, 2024	Sep 30, 2023	% Change
Net sales	$1,273.3	$1,593.6	(20)%	$4,082.2	$5,039.5	(19)%
Cost of sales	940.3	1,148.9	(18)%	2,984.6	3,616.9	(17)%
Selling, general and administrative expense	180.7	187.1	(3)%	566.2	613.5	(8)%
Research and development expense	41.7	45.2	(8)%	130.5	142.8	(9)%
Restructuring, exit and impairment charges	12.2	16.3	(25)%	33.6	39.7	(15)%
Operating earnings	98.4	196.1	(50)%	367.3	626.6	(41)%
Equity earnings (loss)	1.6	(17.3)	NM	7.0	(12.9)	NM
Other (expense) income, net	(1.1)	6.0	NM	(1.9)	6.9	NM
Earnings before interest and income taxes	98.9	184.8	(46)%	372.4	620.6	(40)%
Interest expense	(33.0)	(28.1)	17%	(94.2)	(85.1)	11%
Interest income	4.0	3.4	18%	11.2	7.6	47%
Earnings before income taxes	69.9	160.1	(56)%	289.4	543.1	(47)%
Income tax provision	22.6	46.2	(51)%	68.9	181.5	(62)%
Net earnings from continuing operations	$47.3	$113.9	(58)%	$220.5	$361.6	(39)%

Net loss from discontinued operations, net of tax	(2.7)	(1.4)	93%	(7.9)	(2.1)	NM
Net earnings	$44.6	$112.5	(60)%	$212.6	$359.5	(41)%

Earnings per common share:
Basic
Earnings from continuing operations	$0.71	$1.63	(56)%	$3.27	$5.11	(36)%
Loss from discontinued operations	(0.04)	(0.02)	NM	(0.12)	(0.03)	NM
Net earnings	$0.67	$1.61	(58)%	$3.15	$5.08	(38)%

Diluted
Earnings from continuing operations	$0.71	$1.63	(56)%	$3.26	$5.10	(36)%
Loss from discontinued operations	(0.04)	(0.02)	NM	(0.12)	(0.03)	NM
Net earnings	$0.67	$1.61	(58)%	$3.14	$5.07	(38)%

Weighted average shares used for computation of:
Basic earnings per common share	66.6	69.8		67.4	70.7
Diluted earnings per common share	66.6	70.0		67.6	70.9

Effective tax rate (A)(B)	32.3%	28.9%		23.8%	33.4%

NM = not meaningful
(A) The increase in the effective tax rate for the three months ended September 28, 2024 compared to the prior year is due to the discrete income tax expense recorded associated with an increase in the state valuation allowance during the third quarter of 2024.

(B) The decrease in the effective tax rate for the nine months ended September 28, 2024 compared to the prior year is due to the discrete income tax expense recorded in connection with intercompany sale of intellectual property rights during the first quarter of 2023.

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Consolidated
(in millions, except per share data)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
	Sep 28, 2024	Sep 30, 2023	Sep 28, 2024	Sep 30, 2023
GAAP	$98.4	$196.1	$0.71	$1.63
Restructuring, exit and impairment charges	12.2	16.3	0.13	0.18
Purchase accounting amortization	14.5	14.1	0.17	0.17
Acquisition, integration, and IT related costs	0.9	1.5	0.01	0.02
IT security incident costs	(0.1)	2.1	—	0.03
Special tax items	—	—	0.14	0.17
Release of dissolved entity foreign currency translation	—	—	0.01	—
TN-BC Holdings LLC joint venture impairment	—	—	—	0.22
As Adjusted	$125.9	$230.1	$1.17	$2.42

GAAP operating margin	7.7%	12.3%
Adjusted operating margin	9.9%	14.4%

	Nine Months Ended
	Operating Earnings		Diluted Earnings Per Share
	Sep 28, 2024	Sep 30, 2023	Sep 28, 2024	Sep 30, 2023
GAAP	$367.3	$626.6	$3.26	$5.10
Restructuring, exit and impairment charges	33.6	39.7	0.37	0.44
Purchase accounting amortization	43.8	42.4	0.49	0.48
Acquisition, integration, and IT related costs	3.3	8.5	0.04	0.09
IT security incident costs	0.2	10.2	—	0.11
Special tax items	—	—	0.14	0.90
Release of dissolved entity foreign currency translation	—	—	0.01	—
TN-BC Holdings LLC joint venture impairment	—	—	—	0.21
As Adjusted	$448.2	$727.4	$4.31	$7.33

GAAP operating margin	9.0%	12.4%
Adjusted operating margin	11.0%	14.4%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 28, 2024	Sep 30, 2023	% Change	Sep 28, 2024	Sep 30, 2023	% Change	Sep 28, 2024	Sep 30, 2023
Propulsion	$485.9	$718.2	(32.3)%	$50.1	$129.2	(61.2)%	10.3%	18.0%
Engine Parts & Accessories	336.1	344.6	(2.5)%	86.3	75.0	15.1%	25.7%	21.8%
Navico Group	184.1	213.4	(13.7)%	(8.7)	2.7	NM	(4.7)%	1.3%
Boat	345.3	428.6	(19.4)%	(0.1)	20.3	NM	—%	4.7%
Corporate/Other	—	—		(29.2)	(31.1)	(6.1)%
Segment Eliminations	(78.1)	(111.2)	(29.8)%	—	—
Total	$1,273.3	$1,593.6	(20.1)%	$98.4	$196.1	(49.8)%	7.7%	12.3%

Segment Information - As Adjusted (Non-GAAP)

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 28, 2024	Sep 30, 2023	% Change	Sep 28, 2024	Sep 30, 2023	% Change	Sep 28, 2024	Sep 30, 2023
Propulsion	$485.9	$718.2	(32.3)%	$53.6	$132.7	(59.6)%	11.0%	18.5%
Engine Parts & Accessories	336.1	344.6	(2.5)%	87.1	77.9	11.8%	25.9%	22.6%
Navico Group	184.1	213.4	(13.7)%	9.1	20.1	(54.7)%	4.9%	9.4%
Boat	345.3	428.6	(19.4)%	4.3	27.2	(84.2)%	1.2%	6.3%
Corporate/Other	—	—		(28.2)	(27.8)	1.4%
Segment Eliminations	(78.1)	(111.2)	(29.8)%	—	—
Total	$1,273.3	$1,593.6	(20.1)%	$125.9	$230.1	(45.3)%	9.9%	14.4%

Segment Information - GAAP

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 28, 2024	Sep 30, 2023	% Change	Sep 28, 2024	Sep 30, 2023	% Change	Sep 28, 2024	Sep 30, 2023
Propulsion	$1,622.1	$2,173.1	(25.4)%	$218.5	$391.4	(44.2)%	13.5%	18.0%
Engine Parts & Accessories	934.6	962.1	(2.9)%	195.1	189.2	3.1%	20.9%	19.7%
Navico Group	605.1	718.5	(15.8)%	(14.1)	19.7	NM	(2.3)%	2.7%
Boat	1,205.2	1,564.6	(23.0)%	54.1	131.3	(58.8)%	4.5%	8.4%
Corporate/Other	—	—		(86.3)	(105.0)	(17.8)%
Segment Eliminations	(284.8)	(378.8)	(24.8)%	—	—
Total	$4,082.2	$5,039.5	(19.0)%	$367.3	$626.6	(41.4)%	9.0%	12.4%

Segment Information - As Adjusted (Non-GAAP)

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 28, 2024	Sep 30, 2023	% Change	Sep 28, 2024	Sep 30, 2023	% Change	Sep 28, 2024	Sep 30, 2023
Propulsion	$1,622.1	$2,173.1	(25.4)%	$229.8	$398.3	(42.3)%	14.2%	18.3%
Engine Parts & Accessories	934.6	962.1	(2.9)%	199.4	193.6	3.0%	21.3%	20.1%
Navico Group	605.1	718.5	(15.8)%	39.8	76.5	(48.0)%	6.6%	10.6%
Boat	1,205.2	1,564.6	(23.0)%	63.0	150.8	(58.2)%	5.2%	9.6%
Corporate/Other	—	—		(83.8)	(91.8)	(8.7)%
Segment Eliminations	(284.8)	(378.8)	(24.8)%	—	—
Total	$4,082.2	$5,039.5	(19.0)%	$448.2	$727.4	(38.4)%	11.0%	14.4%
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2024 vs. 2023
	Sep 28, 2024	Sep 30, 2023	$ Change	% Change
Net sales	$485.9	$718.2	$(232.3)	(32.3)%

GAAP operating earnings	$50.1	$129.2	$(79.1)	(61.2)%
Restructuring, exit and impairment charges	2.9	2.7	0.2	7.4%
Purchase accounting amortization	0.3	—	0.3	NM
Acquisition, integration, and IT related costs	0.3	0.8	(0.5)	(62.5)%
Adjusted operating earnings	$53.6	$132.7	$(79.1)	(59.6)%

GAAP operating margin	10.3%	18.0%		(770) bps
Adjusted operating margin	11.0%	18.5%		(750) bps

Engine Parts & Accessories Segment	Three Months Ended		2024 vs. 2023
	Sep 28, 2024	Sep 30, 2023	$ Change	% Change
Net sales	$336.1	$344.6	$(8.5)	(2.5)%

GAAP operating earnings	$86.3	$75.0	$11.3	15.1%
Restructuring, exit and impairment charges	0.8	2.3	(1.5)	(65.2)%
Acquisition, integration, and IT related costs	—	0.6	(0.6)	NM
Adjusted operating earnings	$87.1	$77.9	$9.2	11.8%

GAAP operating margin	25.7%	21.8%		390 bps
Adjusted operating margin	25.9%	22.6%		330 bps

Navico Group Segment	Three Months Ended		2024 vs. 2023
	Sep 28, 2024	Sep 30, 2023	$ Change	% Change
Net sales	$184.1	$213.4	$(29.3)	(13.7)%

GAAP operating (loss) earnings	$(8.7)	$2.7	$(11.4)	NM
Restructuring, exit and impairment charges	4.5	5.0	(0.5)	(10.0)%
Purchase accounting amortization	13.3	13.2	0.1	0.8%
Acquisition, integration, and IT related costs	—	(0.8)	0.8	NM
Adjusted operating earnings	$9.1	$20.1	$(11.0)	(54.7)%

GAAP operating margin	(4.7)%	1.3%		(600) bps
Adjusted operating margin	4.9%	9.4%		(450) bps
bps = basis points
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Boat Segment	Three Months Ended		2024 vs. 2023
	Sep 28, 2024	Sep 30, 2023	$ Change	% Change
Net sales	$345.3	$428.6	$(83.3)	(19.4)%

GAAP operating (loss) earnings	$(0.1)	$20.3	$(20.4)	NM
Restructuring, exit and impairment charges	2.9	5.1	(2.2)	(43.1)%
Purchase accounting amortization	0.9	0.9	—	NM
Acquisition, integration, and IT related costs	0.6	0.7	(0.1)	(14.3)%
IT security incident costs	—	0.2	(0.2)	NM
Adjusted operating earnings	$4.3	$27.2	$(22.9)	(84.2)%

GAAP operating margin	—%	4.7%		(470) bps
Adjusted operating margin	1.2%	6.3%		(510) bps

Corporate/Other	Three Months Ended		2024 vs. 2023
	Sep 28, 2024	Sep 30, 2023	$ Change	% Change
GAAP operating loss	$(29.2)	$(31.1)	$1.9	(6.1)%
Restructuring, exit and impairment charges	1.1	1.2	(0.1)	(8.3)%
Acquisition, integration, and IT related costs	—	0.2	(0.2)	NM
IT security incident costs	(0.1)	1.9	(2.0)	NM
Adjusted operating loss	$(28.2)	$(27.8)	$(0.4)	1.4%

Propulsion Segment	Nine Months Ended		2024 vs. 2023
	Sep 28, 2024	Sep 30, 2023	$ Change	% Change
Net sales	$1,622.1	$2,173.1	$(551.0)	(25.4)%

GAAP operating earnings	$218.5	$391.4	$(172.9)	(44.2)%
Restructuring, exit and impairment charges	8.9	2.7	6.2	NM
Purchase accounting amortization	1.2	—	1.2	NM
Acquisition, integration, and IT related costs	1.2	0.8	0.4	50.0%
IT security incident costs	—	3.4	(3.4)	NM
Adjusted operating earnings	$229.8	$398.3	$(168.5)	(42.3)%

GAAP operating margin	13.5%	18.0%		(450) bps
Adjusted operating margin	14.2%	18.3%		(410) bps

Engine Parts & Accessories Segment	Nine Months Ended		2024 vs. 2023
	Sep 28, 2024	Sep 30, 2023	$ Change	% Change
Net sales	$934.6	$962.1	$(27.5)	(2.9)%

GAAP operating earnings	$195.1	$189.2	$5.9	3.1%
Restructuring, exit and impairment charges	4.3	3.3	1.0	30.3%
Acquisition, integration, and IT related costs	—	0.6	(0.6)	NM
IT security incident costs	—	0.5	(0.5)	NM
Adjusted operating earnings	$199.4	$193.6	$5.8	3.0%

GAAP operating margin	20.9%	19.7%		120 bps
Adjusted operating margin	21.3%	20.1%		120 bps
bps = basis points
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Navico Group Segment	Nine Months Ended		2024 vs. 2023
	Sep 28, 2024	Sep 30, 2023	$ Change	% Change
Net sales	$605.1	$718.5	$(113.4)	(15.8)%

GAAP operating (loss) earnings	$(14.1)	$19.7	$(33.8)	NM
Restructuring, exit and impairment charges	12.5	15.9	(3.4)	(21.4)%
Purchase accounting amortization	39.7	39.7	—	NM
Acquisition, integration, and IT related costs	1.7	0.7	1.0	NM
IT security incident costs	—	0.5	(0.5)	NM
Adjusted operating earnings	$39.8	$76.5	$(36.7)	(48.0)%

GAAP operating margin	(2.3)%	2.7%		(500) bps
Adjusted operating margin	6.6%	10.6%		(400) bps

Boat Segment	Nine Months Ended		2024 vs. 2023
	Sep 28, 2024	Sep 30, 2023	$ Change	% Change
Net sales	$1,205.2	$1,564.6	$(359.4)	(23.0)%

GAAP operating earnings	$54.1	$131.3	$(77.2)	(58.8)%
Restructuring, exit and impairment charges	5.6	11.0	(5.4)	(49.1)%
Purchase accounting amortization	2.9	2.7	0.2	7.4%
Acquisition, integration, and IT related costs	0.4	4.8	(4.4)	(91.7)%
IT security incident costs	—	1.0	(1.0)	NM
Adjusted operating earnings	$63.0	$150.8	$(87.8)	(58.2)%

GAAP operating margin	4.5%	8.4%		(390) bps
Adjusted operating margin	5.2%	9.6%		(440) bps

Corporate/Other	Nine Months Ended		2024 vs. 2023
	Sep 28, 2024	Sep 30, 2023	$ Change	% Change
GAAP operating loss	$(86.3)	$(105.0)	$18.7	(17.8)%
Restructuring, exit and impairment charges	2.3	6.8	(4.5)	(66.2)%
IT security incident costs	0.2	4.8	(4.6)	(95.8)%
Acquisition, integration, and IT related costs	—	1.6	(1.6)	NM
Adjusted operating loss	$(83.8)	$(91.8)	$8.0	(8.7)%
bps = basis points
NM = not meaningful

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	Sep 28, 2024		Dec 31, 2023	Sep 30, 2023
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$284.1		$467.8	$330.9
Restricted cash	16.8		11.1	11.1
Short-term investments in marketable securities	0.8		0.8	0.8
Total cash and short-term investments in marketable securities	301.7		479.7	342.8
Accounts and notes receivable, net	500.8		493.2	568.2
Inventories
Finished goods	937.0		932.0	825.4
Work-in-process	173.5		181.6	194.5
Raw materials	354.2		363.2	425.1
Net inventories	1,464.7		1,476.8	1,445.0
Prepaid expenses and other	80.8		60.0	85.3
Current assets	2,348.0		2,509.7	2,441.3

Net property	1,278.3		1,315.8	1,311.6

Other assets
Goodwill	1,059.7		1,030.7	1,007.6
Other intangibles, net	939.9		978.0	999.8
Deferred income tax asset	187.0		186.8	150.9
Operating lease assets	162.5		152.2	136.2
Equity investments	32.9		38.7	35.6
Other long-term assets	15.2		18.6	17.9
Other assets	2,397.2		2,405.0	2,348.0

Total assets	$6,023.5		$6,230.5	$6,100.9

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$199.2	`	$454.7	$455.3
Accounts payable	369.1		558.0	493.4
Accrued expenses	625.8		739.4	710.5
Current liabilities	1,194.1		1,752.1	1,659.2

Debt	2,372.7		1,975.7	1,975.7
Other long-term liabilities	422.4		415.3	380.2
Shareholders’ equity	2,034.3		2,087.4	2,085.8
Total liabilities and shareholders’ equity	$6,023.5		$6,230.5	$6,100.9

Supplemental Information
Debt-to-capitalization rate	55.8%		53.8%	53.8%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended
	Sep 28, 2024	Sep 30, 2023
Cash flows from operating activities
Net earnings	$212.6	$359.5
Less: net loss from discontinued operations, net of tax	(7.9)	(2.1)
Net earnings from continuing operations	220.5	361.6
Depreciation and amortization	212.0	201.4
Stock compensation expense	20.4	15.0
Pension funding, net of expense	(0.9)	(1.2)
Asset impairment charges	6.7	6.4
Deferred income taxes	8.5	0.9
Impairment of equity method investment	—	19.2
Changes in certain current assets and current liabilities	(323.7)	(161.2)
Long-term extended warranty contracts and other deferred revenue	11.4	14.0
Income taxes	(22.9)	21.2
Other, net	5.5	(19.2)
Net cash provided by operating activities of continuing operations	137.5	458.1
Net cash used for operating activities of discontinued operations	(12.5)	(7.8)
Net cash provided by operating activities	125.0	450.3

Cash flows from investing activities
Capital expenditures	(137.1)	(233.1)
Purchases of marketable securities	(80.9)	—
Sales or maturities of marketable securities	82.1	3.8
Investments	5.5	(1.6)
Acquisition of businesses, net of cash acquired	(31.8)	(89.6)
Proceeds from the sale of property, plant and equipment	8.2	10.6
Net cash used for investing activities	(154.0)	(309.9)

Cash flows from financing activities
Proceeds from issuances of short-term debt	200.8	2.3
Payments of short-term debt	(7.4)	(5.4)
Net proceeds from issuances of long-term debt	396.9	—
Payments of long-term debt including current maturities	(451.9)	(81.8)
Common stock repurchases	(190.0)	(220.0)
Cash dividends paid	(84.6)	(84.6)
Tax withholding associated with shares issued for share-based compensation	(9.3)	(13.4)
Other, net	(1.5)	—
Net cash used for financing activities	(147.0)	(402.9)

Effect of exchange rate changes on cash and cash equivalents	(2.0)	(4.0)
Net decrease in Cash and cash equivalents and Restricted cash	(178.0)	(266.5)
Cash and cash equivalents and Restricted cash at beginning of period	478.9	608.5

Cash and cash equivalents and Restricted cash at end of period	300.9	342.0
Less: Restricted cash	16.8	11.1
Cash and cash equivalents at end of period	$284.1	$330.9

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$137.5	$458.1

Net cash (used for) provided by:
Plus: Capital expenditures	(137.1)	(233.1)
Plus: Proceeds from the sale of property, plant and equipment	8.2	10.6
Plus: Effect of exchange rate changes on cash and cash equivalents	(2.0)	(4.0)
Free cash flow	$6.6	$231.6